UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 9, 2004
(Date of Report (Date of earliest event reported))

Municipal Mortgage & Equity, LLC

(Exact name of registrant as specified in its charter)

Delaware	011-11981	52-1449733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

621 East Pratt Street, Suite 300
Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

(443) 263-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 9, 2004, Municipal Mortgage & Equity, LLC (the “Company”) announced that Michael L. Falcone will succeed Mark K. Joseph as Chief Executive Officer of the Company as of January 1, 2005. Mr. Falcone, who is 42 years old, has been a director of the Company since 1999, and the President and Chief Operating Officer of the Company since 1997. Prior to his appointment as President and Chief Operating Officer, Mr. Falcone served in various executive positions within the Company. Mr. Falcone is responsible for the operations of the Company, focusing on strategic planning and business development, as well as the management of the day-to-day activities of the Company. Mr. Joseph will resign as the Company’s Chief Executive Officer as of December 31, 2004, but will continue to serve as Chairman of the Board of Directors.

Reference is made to the press release, dated December 9, 2004, annexed hereto as Exhibit 99.1, for further information regarding the succession of Mr. Falcone as Chief Executive Officer of the Company. The material terms of Mr. Falcone’s employment agreement with the Company are unavailable at this time. The Company will provide this information by filing an amendment to this Form 8-K after the information becomes available.

On December 9, 2004, the Company accepted the resignation of Robert J. Banks as a member of the Board of Directors of the Company effective December 31, 2004.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Document
99.1	Press release, dated December 9, 2004, announcing the succession of Michael L. Falcone as Chief Executive Officer of the Company

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUNICIPAL MORTGAGE & EQUITY, LLC
Date: December 10, 2004	By:	/s/ William S. Harrison
William S. Harrison
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press release, dated December 9, 2004, announcing the succession of Michael L. Falcone as Chief Executive Officer of the Company